EXHIBIT 23:    Consent of Independent Auditor



Beckstead and Watts, LLP
----------------------------
Certified Public Accountants
                                          3340 Wynn Road, Suite B
                                              Las Vegas, NV 89102
                                                     702.257.1984
                                               702.362.0540 (fax)





Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We have issued our report dated October 8, 2003, accompanying the financial statements of DP&D, Inc. on Form SB-2 for the periods ended August 31, 2003, December 31, 2002 and 2001 and for the period of March 1, 2001 (inception date) through August 31, 2003. We hereby consent to the incorporation by reference of said report on the Registration Statement of DP&D, Inc. on Form SB-2.

Signed,

/s/ Beckstead and Watts, LLP
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February 3, 2004